SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2004
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(Date of earliest event reported)

VINEYARD NATIONAL BANCORP
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(Exact name of registrant as specified in its charter)

California                   000-20862               33-0309110
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(State or other jurisdiction       (Commission File Number)        (IRS Employer
of incorporation)                                    Identification No.)

9590 Foothill Boulevard, Rancho Cucamonga, California             91730
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(Address of principal executive offices)                   (Zip Code)

(909) 987-0177
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(Registrant’s telephone number, including area code)

Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)

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Item 5.02      The Election of a New Director

On September 8, 2004, the Board of Directors of Vineyard National Bancorp (the "Company") appointed David A. Buxbaum as a director of the Company. The addition of Mr. Buxbaum to the Board of Directors of the Company increases the total number of directors to six members.

Mr. Buxbaum is one of the three founders of Vineyard Bank (the "Bank"), the operating subsidiary of the Company, in the early 1980’s. Mr. Buxbaum has a BA degree in political science and a JD law degree. Mr. Buxbaum is an attorney at the law firm of Buxbaum and Chakmak, which he co-founded in 1970. Mr. Buxbaum has served on City of Claremont commissions for 12 years, including chairman of the Planning Commission, and as a member of the Architecture Commission. Mr. Buxbaum has also served as a member of the Board of Trustees of the Gould Foundation at Claremont McKenna College for almost 20 years.  Additionally, Mr. Buxbaum is a founding board member of Claremont Community School of Music.

There are no arrangements or understandings between Mr. Buxbaum and any other person pursuant to which Mr. Buxbaum was selected as a director. There are no related party transactions between the Company and Mr. Buxbaum. Mr. Buxbaum has not previously held any positions with the Company or the Bank. Mr. Buxbaum has no family relations with any directors or executive officers of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: September 14, 2004	By:	/s/ Gordon Fong
Gordon Fong
Senior Vice President and Chief Financial Officer

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